EXHIBIT 31.5

CERTIFICATIONS

I, Peter Hoetzinger, certify that:

      1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of Century Casinos, Inc.; and

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  May 22, 2020

/s/ Peter Hoetzinger

Peter Hoetzinger

President and Co-Chief Executive Officer